Exhibit 99.1

Spire Global to Acquire exactEarth

Business Combination Creates a Global Leader in the Space-Based Maritime Data and Analytics Industry

exactEarth accelerates growth of Spire’s existing maritime business with additional data solutions, cross-selling opportunities, and expansion of the company’s geographic footprint

September 14, 2021 07:00 AM Eastern Daylight Time

VIENNA, Va. & CAMBRIDGE, Ontario—(BUSINESS WIRE)—Spire Global, Inc. (NYSE: SPIR), a leading provider of space-based data, analytics and space services, and exactEarth Ltd. (TSX: XCT) (“exactEarth”) announced today that the companies have entered into a definitive arrangement agreement under which Spire will acquire exactEarth for approximately US$161.2 million (CAD$204.2 million) in cash and stock, which implies ~9.1x exactEarth’s Enterprise Value to LTM revenue. Once completed, exactEarth will become a fully owned subsidiary of Spire and continue to operate from Cambridge, Ontario, Canada under the leadership of exactEarth’s CEO Peter Mabson, reporting directly to Spire CEO Peter Platzer.

“Peter and I share a vision about the opportunity for space-based maritime data and the digitalization of the global maritime industry, and I look forward to pursuing that vision together,” said Peter Platzer, Spire’s CEO. “I have great respect for the highly experienced team at exactEarth and am excited to continue driving this digital transformation together, serving more customers with a more robust data and solutions platform.”

The combined company aims to be transformative for customers and the maritime industry. Bringing together real-time and historical space-based maritime data, Spire and exactEarth will provide customers with innovative solutions that drive the digitalization of the almost US$2 trillion global maritime industry, such as better fleet visibility for more efficient routing, cost savings from reduced fuel consumption, and a lower environmental footprint.

“We look forward to joining forces with the Spire team to not only have an impact on the maritime industry, but also to have an impact on the planet, through offering customers enhanced data solutions that are designed to impact not only a company’s bottom line, but also its environmental footprint,” said Peter Mabson, exactEarth CEO.

Strategic Rationale

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Increases Spire’s customer base by over 75%. In the maritime S-AIS (Satellite-Automatic Identification System) industry, exactEarth will accelerate Spire’s expansion by adding over 150 customers. These customers in the commercial and government sectors will provide substantial cross-selling opportunities of Spire’s data and analytics products.

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Minority indirect ownership stake in IoT provider Myriota, a fast growing player in the low-cost, low-power, secure direct-to-orbit satellite connectivity for Internet of Things. This affords Spire a solid first foothold in this high-growth industry of space-based IoT solutions. exactEarth will retain its board seat.

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Strong Addition to ARR. With approximately 90% of exactEarth’s US$18.2 million LTM revenue under subscription contracts, and a Net Retention Rate of approximately 130%, exactEarth will accelerate Spire’s growth in annual recurring revenue (ARR).

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Expands Historical Database to accelerate AI/ML driven product development. exactEarth’s 10-year archive of AIS data will substantially increase Spire’s historical maritime (AIS) data set, accelerating Spire’s new product offerings and solutions.

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Adds depth of experience to maritime and product development teams. With an average tenure of over 7 years, exactEarth’s experienced sales and product development team will enhance Spire’s global market capability and reach in the maritime industry.

•	Expands Spire’s geographic footprint. exactEarth sells to 39 countries around the world.

Details on the Proposed Transaction

The total transaction consideration of CAD$204.2m (US$161.2m) is comprised of approximately CAD$130.9 million (US$103.4 million) in cash and CAD$73.2 million (US$57.8 million) in Spire’s Class A Common Stock.

The transaction will be carried out through a plan of arrangement under the Canada Business Corporations Act. Under the plan of arrangement, holders of exactEarth common shares will receive CAD$2.5009 (US$1.9751) in cash and 0.1 share of Spire Class A Common Stock for each exactEarth common share held. Based on the 10-day volume weighted average price of Spire’s Class A Common Stock on the New York Stock Exchange of US$11.0223 (CAD$13.9564) on Monday September 13, 2021, this represents total per share consideration of CAD$3.90 (US$3.08) per common share for exactEarth shareholders. On completion of the arrangement, the former shareholders of exactEarth will hold approximately 3.8% of Spire, based on currently outstanding share capital.

The transaction is expected to be accretive on both a revenue basis and an adjusted EBITDA basis. The transaction has been approved by the boards of directors of both companies and exactEarth’s board of directors recommends that exactEarth shareholders vote in favor of the transaction.

The completion of the transaction is subject to approval by at least two-thirds of the votes cast at a special meeting of exactEarth shareholders which is expected to take place in November 2021. The transaction is also subject to applicable regulatory approvals and the satisfaction of certain closing conditions customary in transactions of this nature. The transaction is not subject to any financing condition.

The directors, officers and certain shareholders of exactEarth, collectively holding approximately 60% of its outstanding common shares, have entered into voting support agreements under which they have agreed to support and vote in favor of the transaction.

This acquisition is expected to close in calendar 4Q21 or in calendar 1Q22.

Advisors

RBC Capital Markets, LLC is acting as financial advisor and Osler, Hoskin & Harcourt LLP and Wilson Sonsini Goodrich & Rosati are acting as legal advisors to Spire in connection with the transaction. Cormark Securities Inc. is acting as financial advisor and Stikeman Elliott LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP are acting as legal advisor to exactEarth in connection with the transaction.

About Spire Global, Inc.

Spire (NYSE:SPIR) is a leading global provider of space-based data, analytics, and space services, offering access to unique datasets and powerful insights about Earth from the ultimate vantage point so that organizations can make decisions with confidence, accuracy, and speed. Spire uses one of the world’s largest multi-purpose satellite constellations to source hard to acquire, valuable data and enriches it with predictive solutions. Spire then provides this data as a subscription to organizations around the world so they can improve business operations, decrease their environmental footprint, deploy resources for growth and competitive advantage, and mitigate risk. Spire gives commercial and government organizations the competitive advantage they seek to innovate and solve some of the world’s toughest problems with insights from space. Spire has offices in San Francisco, Boulder, Washington DC, Glasgow, Luxembourg, and Singapore. To learn more, visit http://www.spire.com.

About exactEarth Ltd.

exactEarth is a leading provider of global maritime vessel data for ship tracking and maritime situational awareness solutions. Since its formation in 2009, exactEarth has pioneered a powerful new method of maritime surveillance called Satellite AIS and has delivered to its clients a view of maritime behaviours across all regions of the world’s oceans unrestricted by terrestrial limitations. exactEarth’s second-generation constellation, exactView RT, securely relays satellite-detected AIS vessel signals from any location on the earth’s surface to the ground in seconds – thus enabling global real-time vessel tracking. This unique capability consists of 58 advanced satellite payloads designed and built by L3Harris Technologies, Inc. under agreement with exactEarth and that are hosted onboard the Iridium NEXT constellation of satellites. www.exactearth.com

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and applicable Canadian securities laws, including the statements made in each CEO quote, the disclosures regarding the potential accretion to Spire revenue and adjusted EBIDTA, the ability to address the maritime industry, the size of the maritime industry, the timing of closing the transaction and the expansion of Spire’s customer count, ARR, product offerings and solutions. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Spire’s and exactEarth’s expectations, strategy, plans or intentions. Spire’s and exactEarth’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including but not limited to: the risk that the transaction does not close, due to the failure of one or more conditions to closing or the failure of the businesses (including personnel) to be integrated successfully after closing; the risk that revenue and adjusted EBITDA accretion or the expansion of Spire’s customer count, ARR, product offerings and solutions will not be realized or realized to the extent anticipated; uncertainty as to the market value of consideration to be paid in the transaction; the risk that required governmental or exactEarth shareholder approvals of the Arrangement will not be obtained or that such approvals will be delayed beyond current expectations; the risk that following this transaction, Spire’s financing or operating strategies will not be successful; litigation in respect of either company or the transaction; and disruption from the transaction making it more difficult to maintain customer, supplier, key personnel and other strategic relationships. The forward-looking statements contained in this communication are also subject to other risks and uncertainties, including those more fully described under the caption “Risk Factors” in Spire’s filings with the Securities and Exchange Commission (“SEC”), including Spire’s Proxy Statement/Prospectus/Information Statement, which was filed with the Securities and Exchange Commission on July 22, 2021 and Spire’s Current Report on Form 8-K, which was filed with the SEC on August 20, 2021, and exactEarth’s reports filed on SEDAR, including its Annual Information Form for the year ended October 31, 2020 and financial statements and related management’s discussion and analysis for the three and nine months ended July 31, 2021. The forward-looking statements in this communication are based on information available to Spire and exactEarth as of the date hereof, and Spire and exactEarth disclaim any obligation to update any forward-looking statements, except as required by law.

Additional Information and Where to Find It

This communication is being made in respect of a proposed arrangement involving Spire Global, Inc. and exactEarth. Further details of this transaction will be included in a management information circular to be mailed to exactEarth shareholders in accordance with applicable securities laws. Copies of the Arrangement Agreement and the information circular will be filed with Canadian securities regulators and will be accessible on SEDAR at www.sedar.com. The information circular and this communication are not offers to sell Spire securities, are not soliciting an offer to buy Spire securities in any state where the offer and sale is not permitted and are not a solicitation of any vote or approval. This press release is being furnished as an exhibit to a Current Report on Form 8-K filed with the Securities and Exchange Commission and will be available at http://www.sec.gov/

SPIRE AND EXACTEARTH URGE INVESTORS AND SECURITY HOLDERS TO READ THE INFORMATION CIRCULAR AND DOCUMENTS FILED WITH THE SEC AND SEDAR CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Contacts

For Spire Global:

Hillary Yaffe

Head of Communications and IR

Hillary.Yaffe@spire.com

Eileen Askew

NMN Advisors

Eileen@nmnadvisors.com

For exactEarth:

Dave Mason

Investor Relations

investors@exactearth.com